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                                                              Exhibit 23.7


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants we hereby consent to the use in this Registration Statement (File No. 333-4335) of our report dated February 14, 1996, covering the financial statements of Apollo Travel Services Partnership, as of December 31, 1995 and 1994, and for the years then ended, included in this Registration Statement.


                                                   /s/ Arthur Andersen LLP

                                                   Arthur Andersen LLP

Chicago, Illinois
July 16, 1996